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EXHIBIT 99.1

[OUTDOOR CHANNEL LOGO HERE]                                         NEWS RELEASE


Contacts:         Perry T. Massie, President and Chief Executive Officer
                  William A. Owen, Chief Financial Officer
                  951.699.4749

                  Angie Yang
                  PondelWilkinson Inc.
                  Investor Relations
                  Corporate/Financial Communications
                  310.279.5980
                  investor@pondel.com


                 OUTDOOR CHANNEL HOLDINGS POSTS RECORD REVENUES
                        FOR 2004 FOURTH QUARTER AND YEAR

     -- THE OUTDOOR CHANNEL DELIVERS ANOTHER RECORD QUARTER OF ADVERTISING
                          SALES AND SUBSCRIBER FEES --


         TEMECULA, CALIFORNIA - MARCH 31, 2005 - Benefiting from the operation of The Outdoor Channel, its wholly owned national television network, Outdoor Channel Holdings, Inc. (NASDAQ NMS: OUTD) today reported record revenues for the fourth quarter and year ended December 31, 2004.

         For the 2004 fourth quarter, total revenues increased 18.3 percent to $10.2 million from $8.6 million in the prior-year period. Advertising sales rose to a quarterly record of $5.9 million, up 25.1 percent from $4.7 million in the 2003 fourth quarter. Subscriber fees also grew to a quarterly record, totaling $3.6 million, an increase of 18.5 percent when compared with $3.0 million in the same period of 2003. Total expenses for the 2004 fourth quarter advanced 19.1 percent from the same period in 2003, reflecting increased costs related to the company's commitment to provide service providers with digital receivers to support its conversion to an all digital format and in preparation for the launch of Outdoor Channel 2 HD, strengthened sales and marketing efforts to attract national advertisers, and The Outdoor Channel's continued expansion of in-house programming.

         Net income for the 2004 fourth quarter more than doubled to $1.6 million, or $0.07 per diluted share, based on 22.3 million average weighted shares outstanding, from $721,000, or $0.03 per diluted share, based on 15.2 million average weighted shares outstanding, in the prior-year fourth quarter. (The increase in the number of average weighted shares outstanding reflects the shares issued in the merger of The Outdoor Channel, Inc. with a wholly owned subsidiary of the company. All per share figures have been adjusted to reflect a five-for-two forward split effected in September 2004.)

           For 2004, the company posted total revenues of $40.0 million, a 26.1 percent increase over $31.7 million in the prior year. Advertising sales rose
33.1 percent to $21.8 million, and subscriber fees grew 23.6 percent to $13.4 million from 2003 levels.

                                     (more)

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Outdoor Channel Holdings, Inc.
2-2-2

         Total expenses for the year ended December 31, 2004 rose to $83.7 million from $24.1 a year earlier. The increase in expenses was principally driven by a non-cash, non-recurring compensation expense charge of $52.2 million resulting from the assumption of options in the acquisition of the minority interest of The Outdoor Channel, Inc. not then owned by the company. As a result, the company posted a net loss of $26.7 million, or $1.67 per share, based on 16.0 million average weighted shares outstanding, for 2004. This compares to a net income of $3.6 million, or $0.19 per diluted share, based on
14.8 million average weighted shares outstanding, in 2003.

          "2004 was a pivotal year for the company as we executed a number of our strategic goals," said Perry Massie, president and chief executive officer of Outdoor Channel Holdings, Inc. "We simplified our corporate structure with the acquisition of the minority interest of The Outdoor Channel, Inc., fully aligning the interests of the company directly with growth of the network, and moved the trading of our company's securities to the NASDAQ National Market.

         "With the opening of our New York advertising sales office in December 2004, plans for a new, all-digital broadcast facility and the scheduled launch of our high-definition channel Outdoor Channel 2 HD later this year, we believe we are grounded for a bright future ahead," Massie said.

         Outdoor Channel Holdings continues to maintain a strong balance sheet. At December 31, 2004, cash and cash equivalents grew 81.7 percent to $13.1 million from the year-end 2003 balance of $7.2 million. The company generated cash from operations of $8.0 million in 2004, compared with $6.2 million in 2003. Total stockholders' equity at the end of 2004 increased to $90.9 million from $13.2 million at December 31, 2003, as a result of the company's acquisition of the remaining outstanding shares of The Outdoor Channel, Inc. that it did not already own.

ABOUT OUTDOOR CHANNEL HOLDINGS, INC.
------------------------------------

         Outdoor Channel Holdings, Inc. owns and operates The Outdoor Channel, a national television network dedicated to providing the best in traditional outdoor programming to America's 82 million anglers, hunters and outdoor enthusiasts. The Outdoor Channel features approximately 100 weekly programs featuring hunting, fishing and shooting sports, as well as off road motor sports and other related lifestyle programming. Nielsen Media Research estimates The Outdoor Channel's universe, through a combination of cable and satellite dish subscribers, to be approximately 24.4 million homes for April 2005. The company also owns and operates related businesses that serve the interests of viewers of The Outdoor Channel and other outdoor enthusiasts, including LDMA-AU, Inc. (Lost Dutchman's) and Gold Prospector's Association of America, LLC. (GPAA).

SAFE HARBOR STATEMENT
---------------------

         The information contained in this news release may include forward-looking statements. The company's actual results could differ materially from those discussed in any forward-looking statements. The statements contained in this news release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the


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Outdoor Channel Holdings, Inc.
3-3-3

future. We intend that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such forward-looking statements relate to, among other things: (1) expected revenue and earnings growth and changes in mix; (2) anticipated expenses including advertising, programming, personnel and others; (3) Nielsen Media Research estimates regarding total households and cable and satellite homes subscribing to and viewers (ratings) of The Outdoor Channel; and (4) other matters. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         These statements involve significant risks and uncertainties and are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to (1) the company's ability to increase its subscriber base; (2) the impact from increasing launch support costs to increase distribution of The Outdoor Channel; (3) the placement of The Outdoor Channel in unpopular or more expensive packages; (4) the risk of cable and satellite service providers discontinuing carriage of The Outdoor Channel; (5) the company's ability to continue to manage its growth; (6) its ability to secure and retain national advertising accounts; (7) its ability to develop or distribute popular shows on The Outdoor Channel; (8) changes in methodology used to estimate the subscriber base of, and the ratings of programs on, The Outdoor Channel, or inaccuracies in such estimates; (9) costs associated with producing and acquiring programming being more than expected; and (10) other factors. In assessing forward-looking statements contained herein, readers are urged to read carefully all cautionary statements contained in our filings with the Securities and Exchange Commission. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act and Section 21E of the Exchange Act.

                                      # # #

                                 (TABLES FOLLOW)

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
                 OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                         THREE MONTHS ENDED         YEAR ENDED
                                                            DECEMBER 31,           DECEMBER 31,
                                                        --------------------  ---------------------
                                                           2004      2003       2004         2003
                                                        ---------  ---------  ---------   ---------
                                                             (unaudited)

Revenues
     Advertising                                        $  5,888   $  4,707   $ 21,817    $ 16,396
     Subscriber fees                                       3,561      3,006     13,391      10,836
     Membership income                                       751        907      4,746       4,456
                                                        ---------  ---------  ---------   ---------

         Total revenues                                   10,200      8,620     39,954      31,688
                                                        ---------  ---------  ---------   ---------

Expenses
     Satellite transmission fees                             591        611      2,351       2,423
     Advertising and programming                           2,121      1,726      8,117       4,884
     Non-cash compensation expense from
        exchange of stock options                             --         --     52,233          --
     Selling, general and administrative                   5,368      4,450     21,042      16,754
                                                        ---------  ---------  ---------   ---------

         Total expenses                                    8,080      6,787     83,743      24,061
                                                        ---------  ---------  ---------   ---------

Income (loss) from operations                              2,120      1,833    (43,789)      7,627

Gain on sale of marketable securities                         34         13         34          13

Interest income, net                                          31         11         81          13
                                                        ---------  ---------  ---------   ---------

Income (loss) before income taxes
   and minority interest                                   2,185      1,857    (43,674)      7,653

Income taxes provision (benefit)                             597        861    (17,637)      3,162
                                                        ---------  ---------  ---------   ---------

Income (loss) before minority interest                     1,588        996    (26,037)      4,491

Minority interest in net income of
   consolidated subsidiary                                    --        275        682         897
                                                        ---------  ---------  ---------   ---------

Net income (loss)                                       $  1,588   $    721   $(26,719)   $  3,594
                                                        =========  =========  =========   =========

Earnings (loss) per common share:
     Basic                                              $   0.09   $   0.05   $  (1.67)   $   0.26
                                                        =========  =========  =========   =========

     Diluted                                            $   0.07   $   0.03   $  (1.67)   $   0.19
                                                        =========  =========  =========   =========

Weighted average number of common shares outstanding:
     Basic                                                18,191     14,261     15,998      13,824
                                                        =========  =========  =========   =========

     Diluted                                              22,329     15,205     15,998      14,768
                                                        =========  =========  =========   =========


All share and per share data has been adjusted to reflect the 5 for 2 forward split of our stock effective September 15, 2004.

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                 OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET HIGHLIGHTS
                                 (In thousands)


                                                     DECEMBER 31,   DECEMBER 31,
                                                        2004            2003
                                                      --------        --------

ASSETS
Cash and cash equivalents                             $13,105         $ 7,214
Accounts receivable, net                                4,848           3,797
Total current assets                                   21,726          13,968

Property, plant and equipment, net                      6,726           5,285
Total assets                                           97,110          19,848

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities                             $ 4,684         $ 2,623

Total liabilities                                       6,187           4,353
Minority interest in subsidiary                            --           2,302
Total stockholders' equity                             90,923          13,193

Total liabilities and stockholders' equity             97,110          19,848


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